Exhibit (a)(19)

MARSHALL FUNDS, INC.

AMENDMENT NO. 18

TO

ARTICLES OF INCORPORATION

The undersigned officer of Marshall Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Series I series of the Small-Cap Growth Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Large-Cap Growth Fund and Large-Cap Value Fund.

Section (a) of Article IV is hereby amended by deleting section (a) thereof and inserting the following as a new paragraph:

“(a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

CLASS	SERIES	AUTHORIZED NUMBER OF SHARES
Advisor Class
Marshall Large-Cap Value Fund	Series A	Indefinite
Marshall Government Income Fund	Series A	Indefinite
Marshall Short-Intermediate Bond Fund	Series A	Indefinite
Marshall Mid-Cap Growth Fund	Series A	Indefinite
Marshall Prime Money Market Fund	Series A	Indefinite
Marshall Short-Term Income Fund	Series A	Indefinite
Marshall Large-Cap Growth Fund	Series A	Indefinite
Marshall Mid-Cap Value Fund	Series A	Indefinite
Marshall International Stock Fund	Series A	Indefinite
Marshall Small-Cap Growth Fund	Series A	Indefinite
Marshall Aggregate Bond Fund	Series A	Indefinite

Investor Class
Marshall Large-Cap Value Fund	Series Y	Indefinite
Marshall Government Income Fund	Series Y	Indefinite
Marshall Short-Intermediate Bond Fund	Series Y	Indefinite
Marshall Mid-Cap Growth Fund	Series Y	Indefinite
Marshall Prime Money Market Fund	Series Y	Indefinite
Marshall Government Money Market Fund	Series Y	Indefinite
Marshall Short-Term Income Fund	Series Y	Indefinite
Marshall Large-Cap Growth Fund	Series Y	Indefinite
Marshall Mid-Cap Value Fund	Series Y	Indefinite
Marshall Intermediate Tax-Free Fund	Series Y	Indefinite
Marshall International Stock Fund	Series Y	Indefinite
Marshall Small-Cap Growth Fund	Series Y	Indefinite
Marshall Tax-Free Money Market Fund	Series Y	Indefinite
Marshall Aggregate Bond Fund	Series Y	Indefinite

CLASS	SERIES	AUTHORIZED NUMBER OF SHARES

Institutional Class
Marshall Prime Money Market Fund	Series I	Indefinite
Marshall Government Money Market Fund	Series I	Indefinite
Marshall International Stock Fund	Series I	Indefinite
Marshall Tax-Free Money Market Fund	Series I	Indefinite
Marshall Aggregate Bond Fund	Series I	Indefinite
Marshall Government Income Fund	Series I	Indefinite
Marshall Short-Intermediate Bond Fund	Series I	Indefinite
Marshall Short-Term Income Fund	Series I	Indefinite
Marshall Small-Cap Growth Fund	Series I	Indefinite
Marshall Mid-Cap Growth Fund	Series I	Indefinite
Marshall Mid-Cap Value Fund	Series I	Indefinite
Marshall Large-Cap Growth Fund	Series I	Indefinite
Marshall Large-Cap Value Fund	Series I	Indefinite”

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 29, 2008 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. Prior to this Amendment, none of the Series I series of the Small-Cap Growth Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Large-Cap Growth Fund and Large-Cap Value Fund has been issued.

Executed in duplicate this 29th day of January 2008.

MARSHALL FUNDS, INC.

By:	/s/ John M. Blaser
John M. Blaser, President

This instrument was drafted by:

Brion T. Winters

M&I Wealth Management

111 East Kilbourn Avenue

Milwaukee, Wisconsin 53202

Telephone: 414-287-7203